EXHIBIT 10.1

PARK SQUARE BUILDING COMMERCIAL LEASE

THIS INSTRUMENT IS A LEASE, dated as of April 22, 1999, in which the LESSOR and LESSEE are the parties hereinafter named, and which relates to space in the building (the “Building”) located at 31 Saint James Avenue, Boston, Massachusetts 02116. The parties to this instrument hereby agree with each other as follows:

1. BASIC LEASE PROVISIONS:	The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed.

A. BASIC DATA.

LESSOR: OMV Associates Limited Partnership

LESSOR’S Address: c/o Capital Properties Management, Inc., 31 Saint James Avenue, Boston, MA 02116

LESSEE: SafeScience, Inc., a Nevada corporation

LESSEE’S Original Address: 31 St. James Avenue, Suite 510, Boston, MA 02116

LESSEE’S Notice Address (Section 20): The Premises with a copy to: Law Office of B. David Sandberg, 31 Vinyard Street, Cambridge, MA 02138-4412, Aim: B. David Sandberg, Esquire.

Basic Rent:	Lease Commence - 5-31-02	6-1-02- 4-31-03	5-1-03 - Lease Expiration
2,968 sq.ft.	$25.81/sf	$37/sf	$37/sf
2,865 sq.ft.	$32.75/sf	$32.75/sf	$37/sf
3,389 sq.ft. (new)	$37/sf	$37/sf	$37/sf

Blended	$32.08/sf	35.68/sf	$37/sf

Premises Rentable Area: Agreed to be 9,222 square feet located on the eighth floor of the Building.

Permitted Uses: General office use.

Escalation Factor: 2.178%, as computed in accordance with the Escalation Factor Computation.

Construction Completion Date: Upon Substantial Completion of LESSOR’S Work, approximately June 15, 1999.

Term: Five (5) years commencing on the Commencement Date and expiring at the close of the day immediately preceding the fifth anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall.

Security Deposit: At all times, an amount equal to one and one-half month(s) installment of Basic Rent.

Base Operating Expenses: The actual Operating Expenses for the calendar year commencing January 1, 1999 and ending December 31, 1999.

Base Taxes: The actual Taxes for the Tax Year commencing July 1, 1998 and ending June 30, 1999.

Electricity Cost: $1.50/psfin addition to rent.

Broker: None

B. ADDITIONAL DEFINITIONS.

Agent: Capital Properties Management, Inc., 31 St. James Avenue, Boston, Massachusetts 02116.

Business Days: 8:00 a.m. - 6:00 p.m. Monday through Friday and Saturday 9:00 a.m. through 1 p.m. except New Year’s Day, President’s Day, Patriot’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, Christmas Day (and the following Monday when any such day occurs on Sunday). Unless specifically referred to herein as Business Days, all references in this Lease to “days” shall mean calendar days.

Commencement Date: Upon Substantial Completion of LESSOR’S Work, approximately June 15, 1999, three (3) business days after written notice from LESSOR.

Escalation Factor Computation: Premises Rentable Area divided by 95% of building rentable area (445,765 square feet).

Guarantor: None

Initial Public Liability Insurance: $ 1,000,000.00 per occurrence (combined single limit) for property damage, personal injury or death.

LESSOR’S Work: As defined in Section 26.

LESSOR’S Plans: As defined in Section 26.

Premises: A portion of the Building as shown on Exhibit A attached hereto.

2. PREMISES	A portion of the building owned by LESSOR consisting of approximately 9,222 SQUARE FEET OF RENTABLE AREA ON THE EIGHTH FLOOR OF THE BUILDING AND SUBSTANTIALLY KNOWN AS SUITE 810 on the plan attached hereto as “Exhibit A” (the “Premises”) together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said Premises, and lavatories nearest thereto.

3. TERM	The term of this lease shall be for five years commencing on the Commencement Date.

4. BASIC RENT	The LESSEE shall pay to the LESSOR rent at the rate described in Section 1 of this Lease, payable in advance on the first day of each month without deduction or set off starting on the Commencement Date except that if the Commencement Date is a day other than the first day of the month, the first month of rent shall be adjusted proportionately.

5. SECURITY DEPOSIT	Upon the execution of this lease, the LESSEE shall pay to the LESSOR one and one-half (1 1/2) months current rent in the amount of $36,978.13. The Security Deposit shall be maintained in said amount and held without interest as a security for the LESSEE’S performance as therein provided and refunded to the LESSEE at the end of this Lease subject to the LESSEE’S satisfactory compliance with the condition thereof.

6. ADDITIONAL RENT

A. TAX. If, in any tax year, the real estate taxes on the land and buildings, of which the Premises are a part, are in excess of the amount of the Base Taxes, as finally abated (hereinafter called the “Base Year”), LESSEE will pay to LESSOR, as additional rent hereunder, when and as designated by notice in writing by LESSOR, the amount of the excess multiplied by the Escalation Factor. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.

B. OPERATING. If, in any calendar year, the Operating Expenses for the Property of which the Premises are a part, are in excess of the amount of the Base Operating Expenses, LESSEE will pay to LESSOR, as additional rent hereunder, when and as designated by notice in writing by LESSOR, the amount of the excess multiplied by the Escalation Factor. Operating expenses are defined for the purposes of this agreement as: The aggregate costs or expenses reasonably incurred by LESSOR with respect to the operation, administration, cleaning, repair, maintenance and management of the premises including, without limitation, those items enumerated in “Exhibit C” attached hereto. Any such accounting by LESSOR shall be binding and conclusive upon LESSEE unless within thirty (30) days after that giving by LESSOR of such accounting, LESSEE shall notify LESSOR that LESSEE disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect.

C. PAYMENT. At LESSOR’S option, payment of Additional Rent shall be on a monthly basis based on LESSOR’S good faith estimate of the Tax and Operating Expenses for the following year.

D. AUDIT. In the event LESSEE elects to audit LESSOR’S statement of Operating Expenses or statement of Taxes in accordance with this clause, such audit must be (I) conducted by an independent nationally recognized accounting firm that is not being compensated by LESSEE on a contingency fee basis, and (ii) completed within sixty (60) days following LESSEE’S notice disputing the correctness of the statement of Operating Expenses. LESSOR agrees to cooperate reasonably with such audit. Furthermore, all of the information obtained through the LESSEE’S audit with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to the LESSOR and/or the Property as well as any compromise, settlement, or adjustment reached between LESSOR and LESSEE relative to the results of the audit shall be held in strict confidence by LESSEE and its officers, agents, and employees; and LESSEE shall cause its auditor and any of its officers, agents, and employees to be similarly bound. As a condition precedent to LESSEE’S exercise of its right to audit, LESSEE must deliver to LESSOR a signed confidentiality agreement from the auditor (in form acceptable to LESSOR) reached between LESSOR and LESSEE shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of LESSOR. LESSEE understands and agrees that this provision is of material importance to the LESSOR and that any violation of the terms of this provision shall result in immediate and irreparable harm to the LESSOR. LESSOR shall have all rights allowed by law or equity if LESSEE, its officers, agents, or employees and/or the auditor violate the terms of this provision, including, without limitation, the right to terminate LESSEE’S right to audit.

7. UTILITIES

The LESSEE shall pay, as they become due, all bills for electricity and other utilities that are furnished to the Premises and presently separately metered. The LESSOR agrees to provide all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning to the Premises, the hallways, stairways, elevators, and lavatories during normal building business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in Boston, Massachusetts, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to inability to obtain fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR’S control.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE’S sole obligation, provided that such installation shall be subject to the written consent of the LESSOR, said consent shall not be unreasonably withheld or delayed.

8. USE OF LEASED PREMISES	The LESSEE agrees to use the Premises in a manner consistent with the nature of the building and consistent with the other LESSEES in the building. The LESSEE shall use the Premises only for the purpose of listed in Section 1 of this Lease.

9. COMPLIANCE WITH LAWS	The LESSEE acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated. LESSEE agrees to comply with all such laws. LESSOR makes no representation that uses contemplated by the LESSEE are permitted by law.

10. FIRE INSURANCE	The LESSEE shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body, succeeding to its powers. Nor shall

LESSEE cause or permit the storage, use, generation, release or disposition of any hazardous materials in violation of any hazardous materials laws, on or about the property by LESSEE, its agents, employees or contractors. LESSEE will not permit the Premises to be used or operated in a manner that may cause the Premises or the Property to be contaminated by any hazardous materials in violation of any hazardous materials laws. LESSEE will immediately advise LESSOR in writing of (l) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against LESSEE, LESSOR, the Premises or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any hazardous materials on or about the Premises. Without LESSOR’S prior written consent, LESSEE will not take any remedial action or enter into any agreement or settlements in response to the presence of any hazardous materials in, on, or about the Premises.

LESSEE will be solely responsible for and will defend, indemnify and hold LESSOR, its agents, and employees harmless from and against all claims, costs, expenses, damages, and liabilities, including employees harmless from and against all claims, costs expenses, damages and liabilities, including attorneys’ fees and costs, arising out of or in connection with LESSEE’S breach of its obligations in this Section 10. LESSEE will be solely responsible for and will defend, indemnify, and hold LESSOR, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys’ fees and costs, arising out of or in connection with the removal, cleanup and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Property to their condition existing prior to the appearance of LESSEE’S hazardous materials on the Premises. LESSEE’S obligations under this Section 10 will survive the expiration or other termination of this Lease.

The LESSEE shall not use the Premises in any way which will cause an extra insurance premium. However, in the event that LESSEE does so, the LESSEE shall, on demand, reimburse the LESSOR, and all other lessees, all extra insurance premiums caused by the LESSEE’S use of the Premises.

11. MAINTENANCE OBLIGATIONS	The LESSEE agrees to maintain the Premises, in good condition, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein.

A. LESSEE’S OBLIGATIONS. The Premises are now in good order and the glass whole. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the Premises. The LESSEE shall keep and maintain the Premises in good order and repair at its own expense. The LESSOR shall at LESSEE’S expense and upon LESSEE’S request, furnish and install all replacement lamps, lighting tubes, bulbs and ballast’s which may be required in the Premises during the terms hereof.

B. LESSOR’S OBLIGATIONS. The LESSOR agrees to maintain the structure of the building of which the Premises are a part in the same condition as it is at the commencement of the Term or as it may be put in during the Term of this Lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.

LESSOR shall never be liable for any failure to make repairs unless LESSEE has given notice to LESSOR of the need to make such repairs and LESSOR has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

12. ADDITIONS & ALTERATIONS	The LESSEE shall not make structural alterations or additions to the Premises or the building’s systems, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE’S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. If such lien is not discharged within ten (10) days after such filing of such lien, LESSEE shall furnish LESSOR, within such ten (10) day period, security satisfactory to LESSOR in the amount of 150 of the claim plus estimated costs to discharge the lien. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

13. ASSIGNMENT & SUBLEASING	The LESSEE shall not assign or sublet the whole or any part of the Premises without LESSOR’S prior written consent, such consent shall not be withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. If SUBLESSEE or ASSIGNEE is paying rent at an amount greater than outlined in Section 4 of this agreement, the amount over less LESSEE’S subleasing expenses which shall include tenant improvement costs, legal fees and brokerage fees shall be due to LESSOR. No assignment or sublease shall release LESSEE from, and LESSEE shall remain fully liable for, performance of LESSEE’S obligations under the lease. LESSEE shall not sublease to a current or prospective tenant of the Building. Prospective tenants are those tenants who have been introduced to the Property within thirty (30) days of the sublease proposal or any tenant in negotiation with LESSOR. LESSEE shall not sublease below Fair Market Value, without LESSOR’S prior written consent.

Fair Market Value shall take the length of the proposed term into consideration. LESSOR shall designate Fair Market Value, (the “Fair Market Value”) by written notice to LESSEE within five (5) days of receipt of notice of intent to sublease from LESSEE. If LESSEE disagrees with such designation, (the “Designation”), LESSEE shall by written notice, advise LESSOR of such disagreement; otherwise LESSEE shall conclusively be deemed to have agreed to such Designation.

In the event that the Parties are unable to agree, each Party shall appoint an appraiser. Each appraiser so appointed shall be instructed to determine independently the Fair Market Value and then confer. If the two appraisers are unable to determine a Designation acceptable to both parties, they shall appoint a third appraiser. The Designation of this appraiser shall be considered final.

Upon LESSEE’S notice to sublease all or a portion of the Premises, LESSOR may recapture all of the Premises or the sublease portion of the Premises at LESSOR’S choice.

Notwithstanding anything in this Lease to the contrary, LESSEE may sublease or assign LESSEE’S interest in the Lease to any person, corporation or other entity which (a) is a parent, subsidiary or commonly-controlled affiliate of LESSEE; (b) merges or enters into any similar business combination with LESSEE; (c) acquires control (i.e., 50%or more of the stock) of LESSEE; (d) acquires substantially all of the assets of LESSEE; or (e) results from any corporate reorganization, including a so-called spin-off, of LESSEE or any parent of LESSEE, with LESSOR’S prior written consent, such consent shall not be unreasonably withheld, delayed or denied. In the event of such assignment or sublease, the assignee or sublessee shall assume all of LESSEE’S obligations (except, in the case of a sublease, the obligation to pay rent) under the Lease, including with respect to the use of the Premises. LESSEE shall provide LESSOR with a copy of any such assignment or sublease within a reasonable period after execution thereof.

14. SUBORDINATION	This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. In the event that LESSEE fails or refuses to execute same, LESSOR may do so as LESSEE’S Attorney-in-Fact.

15. LESSOR’S ACCESS	The LESSOR or agents of the LESSOR may, at reasonable times and with reasonable notice, enter to inspect the Premises; exhibit the Premises to prospective purchasers, lenders or tenants; determine LESSEE’S compliance with the Lease; remove placards and signs not approved and affixed as herein provided, and make repairs and alterations to the Premises and Property as LESSOR should elect to do.

16. INDEMNIFICATION AND LIABILITY	LESSEE shall save LESSOR harmless, and shall exonerate and indemnify LESSOR, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

(i)     on account of or based upon any injury to person, or loss of or damage to property sustained or occurring or emanating from the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person except LESSOR;

(ii)    on account of or based upon any injury to person, or loss of or damage to property, sustained on or occurring elsewhere (other than on the Premises) in or about the Property (and, in particular, without limitation, the elevators, stairways, public corridors, sidewalks, parking areas, concourses, arcades, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Property or the Premises) arising out of the use or occupancy of the Property or Premises by the LESSEE or by any person claiming by, through or under LESSEE, except where such injury, loss or damage was caused by the negligence, fault or misconduct of LESSOR;

and in addition to and not in limitation of either of the foregoing subdivisions (i) and (ii);

	(iii)	on account of or based upon (including moneys due on account of) any work or thing whatsoever done (other than by LESSOR or its contractors, or agents or employees or either) on the Leased Premises; and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorneys’ fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be brought against LESSOR by reason of any such claim. LESSEE upon notice from LESSOR shall at LESSEE’S expense resist or defend such action or proceeding and employ counsel therefore reasonably satisfactory to LESSOR, it being agreed that such counsel as may act for insurance underwriters of LESSEE engaged in such defense shall be deemed satisfactory.

17. LESSEE’S LIABILITY INSURANCE	The LESSEE shall maintain with respect to the Premises and the Property of which the Premises are a part commercial general liability insurance in the amount of $ 1,000,000 with property damage insurance in limits of $100,000 and Workers Compensation insurance insuring against and satisfying LESSEE’S obligations and liabilities under the Workers Compensation Laws of Massachusetts, in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. LESSEE agrees to increase limits as LESSOR’S mortgagee reasonably requires. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the Term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

18. FIRE, CASUALTY, EMINENT DOMAIN

Should a substantial portion of the Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

(a)    The LESSOR fails to give written notice within thirty (30) days of the event of its intention to restore Premises, or

(b)    The LESSOR fails to restore the Premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking, as such date may be extended ninety (90) days if LESSOR is diligently working to restore the Premises and extended an additional ninety (90) days for force majeure. LESSOR reserves, and the LESSEE grants the LESSOR, all rights which the LESSEE may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the LESSEE’S fixtures, property, or equipment.

19. DEFAULT AND BANKRUPTCY	A)	In the event that:

	(i)	The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for five (5) days after written notice thereof; or

	(ii)	The LESSEE shall default in the observance or performance of any other of the LESSEE’S covenants, agreements, or obligations hereunder and such default shall not be corrected within fifteen (15) days after written notice thereof, provided that if LESSEE undertakes diligent efforts to correct but such default cannot, despite such efforts be corrected within such fifteen (15) day period, than such fifteen day period shall be extended for an additional period, not to exceed thirty (30) days, sufficient to complete correction of such default; or

	(iii)	The LESSEE or any guarantor of LESSEE’S obligations under the lease, files or is filed against in any bankruptcy, insolvency or reorganization petition; or

	(iv)	The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE’S property for the benefit of creditors, or

	(v)	Any attachment is made of the leasehold interest outlined in this lease; or

	(vi)	The LESSEE fails to take possession of Premises within seven (7) days of the Commencement Date or shall abandon the Premises; or

	(vii)	LESSEE violates the terms of Section 13 “Assignment & Subleasing”; or

	(viii)	A receiver is appointed to conduct LESSEE’S business (whether or not LESSOR has re-entered the premises) then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Premises, to terminate this lease, and remove the LESSEE’S effects without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and additional rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof; in the observance or performance of any conditions or covenants on LESSEE’S part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 18 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent. Any sums not paid when due shall bear interest at 18 per cent per annum until paid. LESSEE shall pay an administrative fee if a check does not clear.

B)	LESSOR’S REMEDIES. If any one or more events of default set forth above occurs, LESSOR may, at its election:

(i)	Give LESSEE written notice of LESSOR’S intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case LESSEE’S right to possession of the Premises will cease and this Lease will be terminated, except as to LESSEE’S liability, as if the expiration of the term fixed in such notice were the end of the Term;

(ii)	Without further demand or notice, and without terminating this Lease, reenter and take possession of the Premises or any part of the Premises, repossess the same, expel LESSEE and those claiming through or under LESSEE and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any matter of trespass, and without prejudice to any remedies for arrears of Monthly Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

(iii)	Without further demand or notice to cure any event of default and charge LESSEE for the cost of effecting such cure, including without limitation reasonable attorneys’ fees and interest on the amount of 18 percent per annum, provided that LESSOR will have no obligation to cure any such event of default of LESSEE.

If LESSOR elects to reenter as provided in subsection (ii) or if LESSOR takes possession pursuant to legal proceedings or pursuant to any notice provided by law, LESSOR may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in LESSOR’S or LESSEE’S name, but for the account of LESSEE, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as LESSOR, in its reasonable discretion, may determine, and LESSOR may collect and receive the rents from such reletting. LESSOR will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by LESSOR will be construed as an election on LESSOR’S part to terminate this Lease unless a written notice of such intention is given to LESSEE. No written notice from LESSOR under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by LESSOR to terminate this Lease unless such notice specifically so states. LESSOR reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving LESSEE such written notice, in which event this Lease will terminate as specified in such notice.

20. NOTICE	Any Notice from the LESSOR to the LESSEE relating to the Premises or to the occupancy thereof, shall be in writing and be deemed duly served, if mailed to the Notice Address in Section 1 of this Lease, registered or certified mail, return receipt requested, postage prepaid or by overnight carrier, addressed to the LESSEE. Any Notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid or by overnight carrier, addressed to the LESSOR at the address in Section 1 of this Lease or such other address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at its notice address or such other address as may be designated by LESSOR.

21. SURRENDER	The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE’S goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises). LESSEE shall deliver to the LESSOR the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good condition, damage by fire or other casualty only excepted. In the event of the LESSEE’S failure to remove any of LESSEE’S property from the Premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’S expense, or to retain same under LESSOR’S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. The LESSEE shall restore all damage, reasonable wear and tear excepted, to the Premises which may have occurred during the use of Premises or while vacating the Premises. Any items which the LESSEE installs, which replace items on the Premises when LESSEE took occupancy are deemed to be LESSOR’S property.

22. BROKERAGE	LESSEE warrants and represents that LESSEE has dealt with no broker other than the broker listed in Section 1 of this lease in connection with the consummation of this Lease and, in the event of any brokerage claims against LESSOR predicated upon prior dealings with LESSEE, LESSEE agrees to defend the same and indemnify LESSOR against any such claim.

23. LESSOR’S LIABILITY	The LESSOR is not personally liable under this Lease, (a) LESSEE specifically agrees to look solely to the LESSOR’S then equity in the property of which the Premises are a part for recovery of any judgment from LESSOR it being specifically agreed that LESSOR (original or successor) shall never be personally liable for any such judgment or for the payment of any monetary obligation to LESSEE. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right the LESSEE might otherwise have to obtain injunctive relief against LESSOR or to take any action not involving the liability of LESSOR to respond in monetary damages from LESSOR’S assets other than from such property.

24. WAIVER	Failure on the part of the LESSOR or LESSEE to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by LESSOR or LESSEE, respectively, of its rights hereunder. Further, no waiver at any time of the provisions hereof, by LESSOR or LESSEE shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of LESSOR or LESSEE to, or of any action by the other requiring such consent or approval, shall not be construed to waive or render unnecessary LESSOR’S or LESSEE’S consent or approval to or of any subsequent similar act by the other.

25. STATUS REPORT	Recognizing that both parties may find it necessary to establish to third parties, from time to time, the then current status of performance hereunder, either party will, within ten (10) days after receipt of a request therefore, furnish a statement of the status of any matter pertaining to this Lease, including without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of the Lease.

26. CONDITION AND AREA	Except as otherwise provided in this Section, the Premises are being delivered strictly in their condition “as is” and LESSEE acknowledges that it has inspected the same and found them satisfactory. LESSOR WILL BUILD SPACE IN ACCORDANCE WITH LESSEE’S SPECIFICATIONS USING BUILDING STANDARD MATERIALS IN ACCORDANCE WITH THE PLAN AND SPECIFICATIONS ATTACHED HERETO AS EXHIBIT D.

A. PREPARATION OF THE PREMISES:

Promptly upon execution of the Lease, LESSOR will have prepared, at its sole cost and expense, certain plans (“LESSOR’S Plans”) for improvements to be made in the Premises and adjacent areas of the Building to prepare the Premises for LESSEE’S occupancy. Upon completion of LESSOR’S Plans, LESSOR shall submit the same to LESSEE for LESSEE’S approval, which approval shall not be unreasonably delayed or withheld. To the extent that LESSEE does not disapprove LESSOR’S Plans in writing, and provide specific remedies that will make LESSOR’ Plans acceptable, within five (5) Business Days after submission of the same by LESSOR, LESSEE shall be conclusively deemed to have approved LESSOR’S Plans. Promptly after approval of LESSOR’S Plans, LESSOR shall exercise all reasonable efforts to complete, at its sole cost and expense the work specified in LESSOR’S Plans. The work shall collectively be referred to as “LESSOR’S Work.” Tenant shall have no claim against LESSOR for failure so to complete such work.

B. SUBSTANTIAL COMPLETION:

The Premises shall be deemed ready for occupancy on the first day (the “Substantial Completion Date”) as of which LESSOR’S Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with LESSEE’S use of the Premises (i.e. so-called “punch list” items) and LESSEE has been given notice thereof. LESSOR shall complete as soon as conditions permit all “punch list” items and LESSEE shall afford LESSOR access to the Premises for such purposes.

If the Substantial Completion Date has not occurred by October 1, 1999 (the “Construction Completion Date”) as it may be extended pursuant to section 26.D. LESSEE shall have the right to terminate this Lease by giving notice to LESSOR not later than fifteen (15) days after the Construction Completion Date (as so extended), of LESSEE’S desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party fifteen (15) days after the giving of such notice, unless, within such fifteen (15) day period, LESSOR substantially completes LESSOR’S Work; and such right of termination shall be LESSEE’S sole and exclusive remedy at law or in equity for LESSOR’S failure so to complete such work.

C. CONCLUSIVENESS OF LESSOR’S PERFORMANCE

Except to the extent to which LESSEE shall have given LESSOR notice, not later than the end of the second full calendar month of the Term of the Lease next beginning after the Commencement Date, of any respects in which LESSOR has not performed LESSOR’S Work, LESSOR shall be deemed to have completed LESSOR’S Work as of the Commencement Date of this Lease.

D. LESSEES’ DELAYS:	1) If a delay shall occur in the Substantial Completion Date as the result of:

i) Any request by LESSEE that LESSOR delay in the commencement or completion of LESSOR’S Work for any reason;

ii) Any material change by LESSEE in any of LESSOR’S Plans after LESSEE’S approval thereof:

iii) Any other material act or omission of LESSEE or its officers, agents, servants or contractors:

iv) Any special requirement of LESSOR’S Plans not in accordance with LESSOR’S building standards; or

v) Any reasonably necessary displacement of any of LESSOR’S Work from its place in LESSOR’S construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), (iii), (iv), or this paragraph and the fitting of such Work back into such schedule; then LESSEE shall, from time to time and within ten (10) business days after demand therefor, pay to LESSOR for each day of such delay the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder and the LESSEE’S obligation to pay Basic Rent commenced immediately prior to such delay.

2) If a delay in the Substantial Completion Date, or if any substantial portion of such delay, is the result of force majeure, and such delay would not have occurred but for a delay described in paragraph above, such delay shall be deemed added to the delay described in that paragraph. The delays referred to above are herein referred to collectively and individually as “LESSEE’S Delay.”

3) If, as a result of LESSEE’S Delay(s), the Substantial Completion Date is delayed in the aggregate for more than thirty (30) days, LESSOR may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to LESSEE and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that LESSEE shall pay to LESSOR the cost theretofore incurred by LESSOR in performing LESSOR’S Work, plus an amount equal to LESSOR’S out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to Section 26 through the effective termination date.

4) The Construction Completion Date shall automatically be extended for the period of any delays caused by LESSEE’S Delay(s) or Force Majeure.

27. LESSOR’S WARRANTY	LESSOR warrants and represents that it is the owner of record of the Premises and that it has authority to grant the leasehold interest conveyed hereby.

28. SEVERABILITY	If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to the extent the same shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

29. RECORDING	LESSEE agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in recordable form and complying with applicable law and reasonably satisfactory to LESSOR’S attorneys. Such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

30. HOLDING OVER	Any Holding Over by LESSEE after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance at a rate equal to two times the Basic Rent then in effect plus Additional Rent and other charges herein provided. LESSEE shall also pay to LESSOR all damages, direct and/or indirect, sustained by reason of any such holding over. Otherwise, such Holding Over shall be on the terms and conditions set forth in this Lease as far as applicable.

31. GOVERNING LAW	This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by LESSOR and LESSEE. LESSEE agrees to make any modifications of the terms and provisions of this Lease required and requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect LESSEE’S rights and obligations under this Lease.

32. RELOCATION	Deleted.

33. ENTIRE AGREEMENT	This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. LESSEE acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the LESSEE in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

34. RULES & REGULATIONS	LESSEE, its employees, agents, licensees, and visitors will at all times, observe faithfully, and comply strictly with, the Rules and Regulations set forth in Exhibit E. LESSOR may from time to time reasonably amend, delete, or modify existing Rules and Regulations, or adopt reasonable new Rules and Regulations for the use, safety, cleanliness, and care of the Premises and the Property, and the comfort, quiet, and convenience of occupants of the Property. Modifications or additions to the Rules and Regulations will be effective upon thirty (30) days’ prior written notice to LESSEE from LESSOR. In the event of any breach of any Rules or Regulations or any amendments or additions to such Rules and Regulations, LESSOR will have all remedies that this Lease provides for default by LESSOR, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such Rules and Regulations. LESSOR will not be liable to LESSEE for violation of such Rules and Regulations by any other tenant, its employees, agents, visitors, or licensees or any other person. In the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease will govern.

35. SUITE 520/560 TERMINATION	Upon LESSEE’S occupancy of the Premises described in Section 1 above, LESSEE’S obligations under the certain lease dated November 12, 1997 between IGG International, Inc. as Tenant and OMV Associates Limited Partnership as successor to MBL Life Assurance Corporation for certain premises located on a portion of the fifth floor of the Building and known as Suite 520 and LESSEE’S obligations under the certain lease dated June 23, 1998 by and between LESSOR and LESSEE for certain Premises also located on a portion of the fifth floor of the Building known as Suite 560 shall hereby be considered null and void.

Notwithstanding the termination of the aforementioned Lease, LESSEE shall from and after the Termination Date be liable to LESSOR as in the Lease provided (a) in the event LESSEE fails to leave the Premises described in said Lease in the condition stated therein, (b) for all payments of Minimum Yearly Rent, Taxes and Operating Costs as provided in said Lease for the period prior to the Termination Date, and (c) pursuant to the indemnification provisions of the Lease with respect to claims of third parties, so long as said claims result from or are due to the act or neglect of LESSEE, its agents, servants and employees which occurred on or before the Termination Date.

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 22nd day of April, 1999.

LESSEE: SafeScience, Inc.		LESSOR:	OMV Associates Limited Partnership
		BY:	Park Square Corporation - its General Partner
		BY:	Richard D. Cohen – its President

BY:	/s/ Bradley J. Carver		/s/ Richard D. Cohen
President

Hereunto Duly Authorized

EXHIBIT B

Legal Description of the Land

All that certain lot, piece or parcel of land situated, lying and being in the City of Boston, Suffolk County, Massachusetts, with the buildings thereon, bounded and described as follows:

NORTHERLY:	by Providence Street, six hundred seven and 40/100 (607.40) feet.

EASTERLY:	by Arlington Street, seventy-five and 06/100 (75.06) feet,

SOUTHERLY:	by St. James Avenue, six hundred four and 31/100 (604.31) feet and

WESTERLY:	by Berkeley Street, seventy-five (75) feet

containing 45,439 square feet, more or less and being the same premises conveyed by deed dated April 30, 1981 and recorded with Suffolk County Registry of Deeds, Book 9741, Page 184.

EXHIBIT C

ITEMS INCLUDED IN OPERATING EXPENSES

Without limitation, Operating Expenses shall include:

1.	All expenses incurred by Lessor or Lessor’s agents which shall be directly related to employment of personnel for the Property, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Lessor or Lessor’s agents pursuant to any collective bargaining agreement for the services of employees of Lessor or Lessor’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed for other property of Lessor, such compensation shall be suitably prorated among the Property and such other properties.

2.	The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, including without limitation fees, if any, imposed upon Lessor, or charged to the Property, by the state or municipality in which the Property is located on account of the need of the Property for increased or augmented public safety services.

3.	The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other properties, such costs shall be suitably prorated among the Property and such other properties.

4.	Where the Property is managed by Lessor or an affiliate of Lessor, a sum equal to the amounts customarily charged by management firms in the Boston/Brookline area for similar properties, but in no event more than six percent (6) of gross annual income, whether or not actually paid, or where managed by other than Lessor or an affiliate thereof, the amounts charged for management, together with, in either case, reasonable amounts charged for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing, terminating or renewing leases and administration and operation of the Premises.

5.	Reasonable premiums for insurance against damage or loss to the Property from such hazards as shall from time to time be required by mortgagees.

6.	If, during the Term of this Lease, Lessor shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure; and the useful life shall be determined reasonably by Lessor in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7.	Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by Lessees.

8.	Betterment assessments provided the same are apportioned equally over the longest period permitted by law, and any other governmental charges or taxes not included in Taxes, including linkage payments, if any.

9.	Amounts paid to independent contractors for services, materials, and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

EXHIBIT D

pg. 1 of 2

Plans & Specifications

Landlord will build space in accordance with Tenant’s specifications using building standard materials in an amount not to exceed $20 per square foot. This shall include:

•	Sound insulation around two conference rooms and three offices

•	Kitchen including dishwasher, stove, refrigerator and oven

•	Higher ceiling in Brad Carver’s office

•	Upgraded carpet in reception, conference rooms and Brad Carver’s office.

At tenants option and tenants expense, Landlord shall provide an upgraded lighting package.

EXHIBIT E

Rules & Regulations

1. LESSOR may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the Building, or any equipment, finishings, or contents of the Building, and LESSEE will comply with LESSOR’S requirements relative to such systems and procedures.

2. The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building will not be obstructed by any tenant or used for any purpose other than for ingress to and egress from the Building. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and LESSOR will in all cases retain the right to control and prevent access to such halls, passages, exits, entrances, elevators, and stairways of all persons whose presence in the judgment of LESSOR would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants, provided that nothing contained in these rules and regulations will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No lessee and no employee or invitee of any tenant will go upon the roof of the Building except such roof or portion of such roof as may be contiguous to a Premises of a particular tenant and may be designated in writing by LESSOR as a roof deck or roof garden area. No tenant will be permitted to place or install any object (including without limitation radio and television antennas, loudspeakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the Building or on the roof of the Building.

3. No sign, placard, picture, name advertisement, or written notice visible from the exterior of LESSEE’S Premises will be inscribed, painted, affixed, or otherwise displayed by LESSEE on any part of the Building or the Premises without the prior written consent of LESSOR. LESSOR will adopt and furnish to LESSEE general guidelines relating to signs inside the Building on the office floors. LESSEE agrees to conform to such guidelines. All approved signs or lettering on doors will be printed, painted, affixed, or inscribed at the expense of the LESSEE by a person approved by LESSOR. Other than window treatments expressly permitted by LESSOR and building standard window treatments, material visible from outside the Building will not be permitted. In the event of the violation of this rule by LESSEE, LESSOR may remove the violating items without any liability, and may charge the expenses incurred by such removal to the tenants or tenants violating this rules.

4. No cooking will be done or permitted by any LESSEE on the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by LESSEE of microwave ovens and Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

5. No LESSEE will employ any person or persons other than the cleaning service of LESSOR for the purpose of cleaning the Premises, unless otherwise agreed to by LESSOR in writing. Except with the written consent of LESSOR, no person or persons other than those approved by LESSOR will be permitted to enter the Building for the purpose of cleaning it. No LESSEE will cause any unnecessary labor by reason of such LESSEE’S carelessness or indifference in the preservation of good order and cleanliness. Should LESSEE’S actions result in any increased expenses for any required cleaning, LESSOR reserves the right to assess LESSEE for such expenses.

6. The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances will be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

7. No LESSEE, or LESSEE’S invitees or licensees, will in any way deface any part of the Premises or the Building of which they form a part. in those portions of the Premises where carpet has been provided directly or indirectly by LESSOR, LESSEE will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

8. No LESSEE will alter, change, replace, or rekey any lock or install a new lock or a knocker on any door of the Premises. LESSOR, its agents, or employees will retain a pass (master) key to all door locks on the Premises. Any new door locks required by LESSEE or any change in keying of existing locks will be installed or changed by LESSOR following tenant’s written request to LESSOR and will be at LESSEE’S expense, all new locks and rekeyed locks will remain operable by LESSOR’S pass (master) key. LESSOR will furnish each tenant, free of charge, with two (2) keys to each suite entry door lock on the Premises. LESSOR will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to LESSOR all keys and access cards for the Premises and Building that have been furnished to such tenant.

9. The elevator designated for freight by LESSOR will be available for use by all tenants in the Building during the hours and pursuant to such procedures as LESSOR may determine from time to time. The persons employed to move LESSEE’S equipment, material, furniture, or other property in or out of the Building must be acceptable to LESSOR. The moving company must be a locally recognized professional mover, whose primary business is performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by LESSOR prior to the start of any moving operations. Insurance must be sufficient, in LESSOR’S sole opinion, to cover all personal liability, theft or damage to the Project, including but not limited to floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as LESSOR will direct, and all moving will take place during non-Business Hours unless LESSOR agrees in writing otherwise. LESSEE will be responsible for the provision of building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. LESSOR will have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects will, if considered necessary by LESSOR, stand on wood strips of such thickness as is necessary to property distribute the weight. LESSOR will not be responsible for loss of or damage to any such property from any cause, and all damage done to the building by moving or maintaining such property will be repaired at the expense of LESSEE. LESSOR reserves the right to inspect all such property to be brought into the building and to exclude from the Building all such property which violates any of these rules and regulations or the Lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by LESSOR, and LESSOR will not be responsible for the loss or damage of any such property.

10. No lessee will use or keep in the Premises or the building any kerosene, gasoline, or inflammable or combustible or explosive fluid or material or chemical substance other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in lessee’s normal operations in the Premises, which shall be stored in accordance with applicable law. Without LESSOR’S prior written approval, no lessee will use any method of heating or air conditioning other than that supplied by LESSOR. No lessee will use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

11. Lessees shall not, prior to or during the Term, either directly or indirectly, employ or permit the employment of any contractor, mover, mechanic or laborer, or permit any materials in the Premises, if the use of such contractor, mover, mechanic or laborer or such materials would, in LESSOR’S opinion, create any difficulty, strike or jurisdictional dispute with other contractors, movers, mechanics or laborers engaged by LESSOR, lessee, or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building, Project or any part thereof. Any lessee, upon demand by LESSOR, shall cause all contractors, movers, mechanics, laborers or materials causing such interference, difficulty or conflict to leave or be removed from the Project immediately.

12. LESSOR will have the right to prohibit any advertising by LESSEE mentioning the Building, that in LESSOR’S reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from LESSOR, LESSEE will refrain from or discontinue such advertising.

13. LESSEE will riot bring any animals (except “Seeing Eye” dogs) or birds into the building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by LESSOR for such purposes.

14. All persons entering or leaving the building between the hours of 6 p.m. and 8 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, and holidays will comply with such off-hour regulations as LESSOR may establish and modify from time to time. LESSOR reserves the right to limit reasonably or restrict access to the Building during such time periods.

15. Each lessee will store all its trash and garbage within its Premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as LESSOR designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes will be the responsibility of each lessee and such items may not be disposed of in the Buildings trash receptacles nor will they be removed by the Building’s janitorial service, except at LESSOR’S sole option and at the lessee’s expense. No furniture, appliances, equipment, or flammable products of any type may be disposed of in the Building trash receptacles.

16. Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building are prohibited, and each lessee will cooperate to prevent the same.

17. The requirements of the lessee’s will be attended to only upon application by written, personal, or telephone notice at the office of the Building. Employees of LESSOR or LESSOR’S agent will not perform any work or do anything outside of their regular duties unless under special instructions from LESSOR.

18. A directory of the Building will be provided for the display of the name and location of tenants only. all entries on the Building directory display will conform to standards and style set by LESSOR in its sole discretion. Space on any exterior signage will be provided in LESSOR’S sole discretion. No lessee will have any right to the use of any exterior sign.

19. LESSEE will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before LESSEE or LESSEE’S employees leave the Premises, so as to prevent waste or damage, and for any failure to comply or carelessness in this regard LESSEE will make good all injuries sustained by other tenants or occupants of the Building or LESSOR. On multiple - tenancy floors, all lessee’s will keep the doors to the Building corridors closed at all times except for ingress or egress.

20. LESSEE will not conduct itself in any manner that is inconsistent with the character of the building as a first quality building or that will impair the comfort and convenience of other tenants in the Building.

21. No act or thing done or omitted to be done by LESSOR or LESSOR’S agent during the term of the Lease in connection with the enforcement of these rules and regulations will constitute an eviction by LESSOR of any lessee nor will it be deemed an acceptance of surrender of the Premises by any lessee, and no agreement to accept such termination or surrender will be valid unless in a writing signed by LESSOR. The delivery of keys to any employee or agent of LESSOR will not operate as a termination of the Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by LESSOR approving the termination or surrender.

22. In these rules and regulations, the term “lessee” includes the employees, agents, invitees, and licensees of LESSEE and others permitted by LESSEE to use or occupy the Premises.

23. LESSOR may waive any one or more of these rules and regulations for the benefit of any particular lessee or lessees, but no such waiver by LESSOR will be construed as a waiver of such rules and regulations in favor of any other lessee or lessees, nor prevent LESSOR from enforcing any such rules and regulations against any or all of the lessees of the Building after such waiver.

24. These rules and regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease.

CAPITAL

P R O P E R T I E S

February 8, 2000

Ms. Donna Conway

Safe Science

31 St. James Avenue

Boston, MA 02116

RE: Larger Premises

Dear Donna:

I enjoyed speaking with you to discuss available suites at the Park Square Building. We are pleased to offer the following proposal to lease space.

EXISTING
PREMISES:	Suite 810 consisting of 9,222 rentable square feet

ADDITIONAL
PREMISES:	Suite 804 consisting of 2,117 rentable square feet

TERM;	5 Years

LEASE
COMMENCEMENT:	April 1, 2000

LEASE EXPIRATION:	March 31, 2005

BASE RENT:	We will keep the same rent for your existing square feet per your lease and $42.00/sf for the additional space and extended premises.

	Lease Commence- 5-31-02		6-1-02 – 4-31-03	5-1-03 – 8-31-04	9-1-04 – 3-31-05
2,968 sq. ft.	$25.81/sf		$37/sf	$37/sf	$42/sf
2,865 sq. ft.	$32.75/sf	(1)	$32.75/sf	$37/sf	$42/sf
3,389 sq. ft.	$37/sf		$37/sf	$37/sf	$37/sf
2,117 sq. ft.	$42/sf		$42/sf	$42/sf	$42/sf

Blended	$33.93 sf		$36.86/sf	$37.93/sf	$42/sf

Total Annual Rent	$384,739.80		$417,951.80	$430,128	$476,238

(1)	Average rental rate

ESCALATORS:	Per Existing Lease.

ELECTRICITY:	Tenant shall pay $1.50/sf for electricity in addition to rent

Capital Properties Management, Inc-

31 Saint James Avenue, Boston, MA 02216 • Phone: 617.542.2500 • Fax 617.542.2552

OTHER PROVISIONS:	*	Tenant will take space in “as is’.” condition.

	*	Landlord will build space in accordance with Tenant’s
specifications using building standard materials in an amount not to exceed $15 per square foot

The foregoing constitutes our understanding of the lease terms. We trust you will find these terms acceptable. It is the Landlord’s intent for you to expand your tenancy at the Park Square Building.

These business terms will remain in effect until February 9, 2000. This proposal sets forth the proposed business terms and conditions of the contemplated lease, but nothing contained herein shall be deemed to create say legally binding obligations on either party. This space is subject to prior leasing and this proposal may be with drawn without notice. This proposal is subject to the execution of a mutually satisfactory lease agreement

Upon review and approval, kindly return one executed copy of this proposal to my attention, and I will promptly have the lease amendment prepared.

If you should have any questions regarding this proposal, please feel free to contact me at (617)542-2500.

Sincerely,

/s/ Jennifer Cote
Jennifer Cote
Property Manager

/s/ Bradley J Carver	2/8/00
Reviewed & Approved	Date

cc: Robin Sherman

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “First Amendment”) is dated as of February 29th, 2000 by and between OMV Associates Limited Partnership, a Massachusetts limited partnership as landlord (the “Landlord”) and SafeScience, Inc., as tenant (the “Tenant”).

WHEREAS, by a lease (the “Lease”) dated as of April 22, 1999, Landlord leased to Tenant approximately 9,222 square feet of space (the “Initial Premises”) on the eighth floor of the building located at 31 St. James Avenue, Boston, MA 02116 (the “Building”); and

WHEREAS, Landlord and Tenant desire to amend the Lease (i) to reflect that 2,117 square feet of space (the “First Additional Premises”) shall be added to the Initial Premises, (ii) to extend the term, and (iii) to make other changes to the lease consequent to them.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, landlord and Tenant hereby agree as follows:

1. Effective as of the Additional Premises Commencement Date as hereinafter defined, Landlord shall lease to Tenant the First Additional Premises consisting of 2,117 square feet of rentable area on the eighth floor of the Building.

2. Effective as of the Additional Premises Commencement Date, the below listed definitions set forth in Section 1 of the Lease shall be deleted in their entirety and the following definitions shall be substituted therefore:

Basic Rent:

	Lease Commence - 5-31-02	6-1 - 02 - 4-31-03	5-1-03 - 8-31-04	9-1 -04 - Lease Expiration
2,968 sq.ft.	$25.81/sf	$37.00/sf	$37.00/sf	$42.00/sf
2,865 sq.ft.	$32.75/sf	$32.75/sf	$37.00/sf	$42.00/sf
3,389 sq.ft.	$37.00/sf	$37.00/sf	$37.00/sf	$42.00/sf
2,117 sq.ft.	$42.00/sf	$42.00/sf	$42.00/sf	$42.00/sf

Annual Rent	$384,739.83	$417,951.75	$430,128	$476,238
Monthly Rent	$32,061.65	$34,829.32	$35,844	$39,686

Premises Rentable Area: Agreed to be 11,339 square feet locate on the eight floor of the building Escalation Factor: 2.678% compute in accordance with the Escalation Factor Computation. Term: Five (5) years commencing on the First Additional Premises Commencement Date and expiring at the close of the day immediately preceding the fifth anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall.

3. First Additional Premises Commencement Date: The later of (a) Substantial Completion or (b) approximately April 1, 2000 provided completed architectural drawings are submitted no later than February 18, 2000. If architectural plans are not submitted by February 18, 2000, the First Additional Premises Commencement Date will be upon April 1, 2000.

4. Except as otherwise provided in this Section, the Premises are being delivered strictly in their condition “as is” and TENANT acknowledges that it has inspected the same and found them satisfactory. LANDLORD WILL BUILD SPACE IN ACCORDANCE WITH TENANT’S SPECIFICATIONS USING BUILDING STANDARD MATERIALS IN AN AMOUNT NOT TO EXCEED $15.00 PER RENTABLE SQUARE FOOT OF THE FIRST ADDITIONAL PREMISES ($31,755.00).

5. Effect of this Amendment. Except as specifically amended hereby, all provisions of the Lease are hereby ratified and confirmed and remain in full force and effect. IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered and original hereof, as of the date first set forth above.

TENANT:	LANDLORD:

SafeScience, Inc.	BY:	OMV Associates Limited Partnership
	BY:	Park Square Corporation - its General Partner
	BY:	Richard D. Cohen - its President

/s/ Bradley J Carver	/s/ Richard D. Cohen
Its President

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (the “SECOND AMENDMENT”) is dated June 1, 2000, by and between OMV Associates Limited Partnership, a Massachusetts limited partnership, (the “LESSOR”) and SafeScience, Inc., a Nevada Corporation, (the “LESSEE”).

WHEREAS, by a lease (the “LEASE”) dated as of April 22, 1999 and amended by a first amendment (the “First Amendment to Lease”) dated February 29, 2000, by and between SafeScience, Inc. as LESSEE and OMV Associates Limited Partnership, as LESSOR, LESSOR leased to LESSEE 9,222 rentable square feet (the “Premises”) and 2,117 rentable square feet (the

“First Additional Premises”) of space located on the eight floor at 31 St. James Avenue, Boston, MA 02116 (the “Building”).

WHEREAS, LESSOR and LESSEE are agreeable to amend the Lease to include 260 rentable square feet of storage space (the “Initial Storage Space”) on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for the sum often dollars ($10.00) and other good and valuable consideration each to the other paid, their receipt and sufficiency whereof and hereby acknowledged, and in consideration of the covenants and agreements herein contained, LESSOR and LESSEE do hereby agree as follows:

1. Initial Storage Space:	Storage Space A9 of approximately 260 rentable square feet.

2. Rent:	The rent to be paid by LESSEE to LESSOR for the Initial Storage Space shall be payable monthly as in the Lease provided, without set off or deduction in the amount of $12 per square foot annually, $260 per month, $3,120 annually effective June 1, 2000.

3. Term:	LESSEE or LESSOR may terminate its obligations regarding the Initial Storage Space with thirty (30) days notice to the other party.

4. Condition and Area:	LESSEE shall take the Initial Storage Space in “As Is” condition.

Except as hereinbefore otherwise expressly provided to the contrary, all the terms, covenants, conditions and agreements set forth in the aforementioned Lease are hereby ratified, affirmed in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease as of the 1st day of June 2000.

LESSEE	LESSOR

SafeScience, Inc.	BY:	OMV Associates Limited Partnership
	BY:	Park Square Corporation, its General Partner
	BY:	Richard D. Cohen – its President
BY:
/s/ Bradley J Carver	/s/ Richard D. Cohen

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (the “Third Amendment”) is dated August 19, 2004 by and between OMV Associates Limited Partnership, a Massachusetts limited partnership, as lessor (the “LESSOR”), and GlycoGenesys, Inc., formerly known as SafeScience, Inc., a Nevada corporation, as lessee (the “LESSEE.”)

WHEREAS, by the Lease dated April 22, 1999 (the “Lease”), LESSOR has leased to LESSEE 9,222 rentable square feet of space located on the eighth floor of the Building and known as Suite 810 (the “Premises”); and, as amended by the First Amendment to Lease dated February 29, 2000, has leased 2,117 square feet of space located on the eighth floor of the Building and known as Suite 805 (the “First Additional Premises”); and, as further amended by the Second Amendment to Lease dated June 1, 2000, has leased 260 square feet of storage space in the Building and known as Storage Space A9 (the “Initial Storage Space.”)

WHEREAS, LESSOR and LESSEE are agreeable to amend the Lease (i) to reflect that the First Additional Premises shall be returned to the LESSOR, (ii) to extend the term of the Lease; and (iii) to make other changes consequent thereto.

NOW, THEREFORE, for ten ($10.00) dollars and other good and valuable consideration each to the other paid, the receipt and sufficiency whereof and hereby acknowledged, and in consideration of the covenants and agreements herein contained, LESSOR and LESSEE do hereby agree as follows:

1. Commencement Date. The Commencement Date of this THIRD AMENDMENT shall be as of May 1, 2004, and the return of the First Additional Premises and the financial and other terms herein shall be retroactive to May 1, 2004.

2. Term. The Term of the extension under this Third Amendment (the “First Extension Term”) shall be approximately five (5) years, ten (10) months, through March 31, 2010.

3. Basic Rent. The Basic Rent for the Extension Term shall be at the rate of:

Lease Year	Annual Basic Rent	Monthly Installments	Per Rentable Sq. Ft.
First Extension Term	$281,271.00	$23,439.25	$30.50 Blended ($26.00 for rent plus $4.50 blend concession over entire term)

4. Security Deposit. The Security Deposit shall be comprised of the Lessee’s existing letter of credit in the amount of $108,128.00, and the LESSEE’S existing cash deposit with the LESSOR in the amount of $l1,370.47. The Security Deposit shall continue throughout the First Extension Term.

5 Base Year for Operating Expenses. As of May 1, 2004, the Base Year for Operating Expenses shall be the calendar year of 2005. A calendar year of operating expenses shall be the actual operating expenses incurred during any calendar year of January 1 through December 31.

6. Base Fiscal Year for Real Estate Taxes. As of May 1, 2004, the municipal fiscal year of 2005 shall be the base year. A fiscal year of real estate taxes shall be the actual real estate taxes assessed during any municipal fiscal year of July 1 to June 30.

7. Relocation. LESSOR shall have a relocation right as follows:

(a) If LESSOR so requests, LESSEE shall vacate the Premises and relinquish its rights with respect to same provided that LESSOR shall provide to LESSEE substitute space in the Building, such space to be reasonably comparable in size, layout, finish and utility to the Premises, and

(b) It is further provided that LESSOR shall, at its sole cost and expense, move LESSEE and its Removable Property from the Premises to such substitute space in such manner as to minimize, to the greatest extent practicable, undue interference with the business or operations of the LESSEE; and

(c) Any such substitute space shall, from and after such relocation, be treated as the Premises demised under this Lease, and shall be occupied by the LESSEE under the same terms, provisions and conditions set forth in the Lease and this Third Amendment to the Lease. LESSEE will not be responsible for any increase in LESSEE’S security deposit if LESSEE is relocated.

(d) LESSEE will be relocated within one hundred twenty (120) days of notification from the LESSOR, but no sooner than ninety (90) days after notification.

8. Termination Option. LESSEE shall have a one time right to terminate the Lease as of December 31, 2006, provided that LESSEE gives at least nine (9) months advance notification to LESSOR, which notice shall be given no later than March 31, 2006. Furthermore, LESSEE may not exercise this option to terminate more than twelve months in advance, that is, not before January 1, 2006. If LESSEE elects to terminate, LESSEE shall pay to LESSOR a lump sum termination fee The termination fee shall be the total of all unamortized construction, brokerage and architectural fees related to the lease extension in this Third Amendment, as well as the $4.50 blend concession per rentable square foot per year, for the remaining term.

If the Owner’s Agent notifies LESSEE of its intention to relocate LESSEE and such notice is given prior to the date on which LESSEE may exercise its right to terminate, this

Termination Option shall be null void.

9. Improvements. LESSOR will paint and carpet the Premises using building standard materials. LESSOR will also be responsible for all demising costs. The Improvements shall begin on or before March 16, 2005.

10. Broker- Richards Barry Joyce & Partners, 53 State Street. Boston, MA 02109. The Broker shall be paid a commission of $5.00 per rentable square foot upon execution of the Third Amendment based upon an extension term of five (5) years exactly. LESSEE warrants and represents that LESSEE has dealt with no broker in connection with the consummation of this

Third Amendment to Lease, other than the Broker named herein, and in the event of any brokerage claims against LESSOR predicated upon prior dealings with LESSEE, LESSEE agrees to defend the same and indemnify LESSOR against any such claim.

11. First Additional Premises Termination. LESSEE’S obligations under the Lease dated April 22, 1999 and the First Amendment to Lease dated February 29, 2000, both between OMV Associates Limited Partnership as Landlord (herein and under the Lease referred to as “LESSOR”) and SafeScience, Inc., the former name of the entity now known as GlycoGenesys, Inc., as Tenant (herein and in the Lease referred to as “LESSEE”), for the premises located on the eighth floor of the Building, consisting of 2117 rentable square feet of space and known as Suite 805 shall hereafter be considered null and void, effective April 30, 2004 (the ‘Termination Date”).

Notwithstanding the termination of the First Amendment to Lease and the return of the First Additional Premises to LESSOR, LESSEE shall from and after the Termination Date continue to be liable to LESSOR as in the Lease for the following: (a) leaving the First Additional Premises in the condition required by the Lease upon return to LESSOR within sixty (60) days of the date above; (b)making all payments of Minimum Yearly Rent, Taxes and Operating Costs as provided in the Lease for the period prior to the Termination Date; and (c) shall continue to be liable pursuant to the indemnification provisions of the Lease with respect to claims of third parties, so long as said claims result from or are due to the act or neglect of LESSEE, its agents, servants and employees, and which occurred on or before the Termination Date.

12. Effect of this Amendment: Except as hereinbefore otherwise expressly provided to the contrary, all the terms, covenants, conditions and agreements set forth in the aforementioned Lease and the Second Amendment to Lease are hereby ratified, affirmed and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Lease as of the date above.

LESSEE: GlycoGenesys, Inc.	LESSOR: OMV Associates Limited Partnership
	By:	Park Square Corp. - its General Partner
	By:	Richard D. Cohen - its President

/s/ Bradley J Carver	/s/ Richard D. Cohen
BRADLEY J. CARVER
President &CEO